Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 (No. 333-280921) of Zapp Electric Vehicles Group Limited of our report dated January 30, 2025, with respect to the consolidated financial statements of Zapp Electric Vehicles Group Limited included in this Annual Report on Form 20-F for the years ended September 30, 2024, 2023 and 2022.

We also consent to the reference to PKF Littlejohn LLP as an independent registered public accounting firm under the caption “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

January 30, 2025

London, United Kingdom